Exhibit 99.1

Level 3 Reports Fourth Quarter and Full Year 2008 Results

Company reports 20 percent year-over-year Consolidated Adjusted EBITDA growth

Fourth Quarter Financial Highlights

•                  Consolidated Revenue of $1.05 billion

•                  Net income of $44 million or $0.03 per basic share or ($0.03) per diluted share

•                  Consolidated Adjusted EBITDA of $323 million

•                  Free Cash Flow of $124 million

•                  Cash balance of $768 million as of Dec.31, 2008, up $54 million for the year

•                  Completed tender offers for $460 million of 2009 and 2010 maturities and offering of $400 million of 15% Convertible Senior Notes due 2013

BROOMFIELD, Colo., Feb. 11, 2009 — Level 3 Communications, Inc. (NASDAQ: LVLT) reported consolidated revenue of $1.05 billion for the fourth quarter 2008, compared to consolidated revenue of $1.10 billion for the fourth quarter 2007. For the full year 2008, consolidated revenue increased to $4.30 billion, compared to $4.27 billion in 2007.

Net income for the fourth quarter 2008 was $44 million, or $0.03 per basic share and ($0.03) per diluted share. This compared to a net loss of $91 million, or ($0.06) per share for the fourth quarter 2007. The net loss for 2008 was $290 million, or ($0.19) per share, compared to a net loss of $1.11 billion, or ($0.73) per share in 2007.

Consolidated Adjusted EBITDA was $323 million in the fourth quarter 2008, which included a net benefit of $52 million from four adjustments (“Fourth Quarter 2008 Adjustments”): $86 million benefit from a reduction in estimated asset retirement obligations (ARO), $14 million charge for patent litigation expenses, $12 million in severance charges for employee workforce reductions, and $8 million in real estate lease impairment charges. Without the benefit of these Fourth Quarter 2008 Adjustments, Consolidated Adjusted EBITDA increased to $271 million in the fourth quarter 2008, compared to $246 million for the fourth quarter 2007. For the full year 2008, without the benefit of the Fourth Quarter 2008 Adjustments, Consolidated Adjusted EBITDA was $988 million, compared to $824 million for the full year 2007.

“In the fourth quarter, we delivered strong Consolidated Adjusted EBITDA growth, and generated significant positive Free Cash Flow,” said James Crowe, CEO of Level 3. “In addition, the capital markets transactions we completed during the quarter meaningfully strengthened our balance sheet.”

Financial Results

Metric ($ in millions)	Fourth Quarter 2008	Fourth Quarter 2007	Third Quarter 2008	Full Year 2008	Full Year 2007
Revenue
Core Communications Services(1)	$966	$955	$964	$3,860	$3,622
Other Communications Services	$68	$129	$90	$366	$577
Total Communications Revenue(1)	$1,034	$1,084	$1,054	$4,226	$4,199
Other Revenue	$15	$16	$16	$75	$70
Total Consolidated Revenue	$1,049	$1,100	$1,070	$4,301	$4,269

Consolidated Adjusted EBITDA(2) (3)	$323	$246	$255	$1,040	$824
Capital Expenditures	$107	$153	$123	$449	$633
Unlevered Cash Flow(3)	$251	$146	$124	$480	$89
Free Cash Flow(3)	$124	$41	$(4)	$(36)	$(402)
Communications Gross Margin(3)	60.0%	59.0%	59.7%	58.8%	57.9%
Communications Adjusted EBITDA Margin(3)	31.3%	22.7%	24.4%	24.6%	19.6%
Communications Adjusted EBITDA Margin, Excluding Fourth Quarter 2008 Adjustments(2) (3)	26.3%	22.7%	24.4%	23.4%	19.6%

(1)       Includes Vyvx Advertising Distribution business revenues of $11 million, $15 million, and $36 million for the fourth quarter 2007, full year 2008 and full year 2007, respectively.

(2)       Excluding Fourth Quarter 2008 Adjustments of $52 million, Consolidated Adjusted EBITDA would have been $271 million and $988 million for the fourth quarter 2008 and full year 2008, respectively.

(3)       See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

Communications Business

Revenue

Total Communications Revenue for the fourth quarter 2008 was $1.03 billion, versus $1.08 billion for the fourth quarter 2007. Total Communications Revenue for 2008 was $4.23 billion, compared to $4.20 billion in 2007.

Communications Revenue ($ in millions)	Fourth Quarter 2008	Normalized Fourth Quarter 2007(1)	Percent Change(2)	Normalized Full Year 2008(1)	Normalized Full Year 2007(1)	Percent Change(2)
Core Network Services	$785	$772	2%	$3,132	$2,958	6%
Wholesale Voice Services	$181	$172	5%	$713	$628	14%
Total Core	966	$944	2%	$3,845	$3,586	7%
Communications Services
Other Communications Services	$68	$129	(47)%	$366	$577	(37)%
Total Communications Revenue	$1,034	$1,073	(4)%	$4,211	$4,163	1%

(1)       For purposes of this press release, “Normalized” means reported prior period revenues after subtracting the revenues from the Vyvx Advertising Distribution business, which was sold on June 5, 2008. Excludes Core Network Services revenue associated with the Vyvx Advertising Distribution business of $11 million, $15 million, and $36 million for the fourth quarter 2007, full year 2008, and full year 2007, respectively.

(2)       Assuming constant currency, quarter over quarter Core Communications Services revenue growth would have been 2 percent and year-over-year growth would have been 7.6 percent

Core Communications Services

Core Communications Services revenue, which includes Core Network Services and Wholesale Voice Services, was $966 million in the fourth quarter 2008, a 2 percent increase compared to Normalized Core Communications Services revenue of $944 million in the fourth quarter 2007. Fourth quarter Core Communications Services revenue was negatively affected by approximately $14 million, due to the strengthening of the U.S. dollar against European currencies.

For the full year 2008, Normalized Core Communications Services revenue grew 7.2 percent to approximately $3.85 billion, compared to $3.59 billion for the full year 2007. In 2008, Normalized full year Core Communications Services revenue, grew approximately 7.6 percent, assuming constant currency rates from the third quarter 2008 to the fourth quarter 2008.

Core Communications Services revenue by market group was:

Core Communications Services Revenue ($ in millions)	Fourth Quarter 2008(1)	Normalized Fourth Quarter 2007(2)	Third Quarter 2008
Wholesale Markets Group	$549	$536	$539
Business Markets Group	$237	$239	$241
Content Markets Group	$100	$94	$98
European Markets Group	$80	$75	$86
Total Core Communications Services Revenue	$966	$944	$964

(1)       Fourth quarter 2008 results include an unfavorable effect from foreign currency exchange of $15 million compared to the fourth quarter 2007 and $14 million compared to the third quarter 2008.

(2)       For purposes of this press release, “Normalized” means reported prior period revenues after subtracting the revenues from the Vyvx Advertising Distribution business, which was sold on June 5, 2008. Excludes Core Network Services revenue associated with the Vyvx Advertising Distribution business of $11 million.

Core Network Services revenue and growth by market group was:

Core Network Services Revenue ($ in millions)	Fourth Quarter 2008	Normalized Fourth Quarter 2007(1)	Percent Change(2)	Third Quarter 2008	Percent Change(2)
Wholesale Markets Group	$385	$378	2%	$382	1%
Business Markets Group	$230	$235	(2)%	$235	(2)%
Content Markets Group	$99	$93	6%	$97	2%
European Markets Group	$71	$66	8%	$77	(8)%
Total Core Network Services Revenue	$785	$772	2%	$791	(1)%

(1)       For purposes of this press release, “Normalized” means reported prior period revenues after subtracting the revenues from the Vyvx Advertising Distribution business, which was sold on June 5, 2008. Excludes Core Network Services revenue associated with the Vyvx Advertising Distribution business of $11 million for the fourth quarter 2007.

(2)       Fourth quarter 2008 results include an unfavorable effect from foreign currency exchange of $13 million compared to the fourth quarter 2007 and $12 million compared to the third quarter 2008.

Other Communications Services

Other Communications Services revenue was $68 million in the fourth quarter 2008, a decline of 47 percent compared to the fourth quarter 2007, resulting from expected declines in SBC contract revenue and managed modem revenue.

Deferred Revenue

The communications deferred revenue balance was $887 million at the end of the fourth quarter 2008, compared to $938 million at the end of the fourth quarter 2007 and $910 million at the end of the third quarter 2008. The deferred revenue balance declined quarter over quarter due to a combination of amortization and negative effects of the strengthening dollar against European currencies.

Cost of Revenue

Communications cost of revenue for the fourth quarter 2008 decreased to $414 million, versus $444 million in the fourth quarter 2007. Communications cost of revenue was $425 million in the third quarter 2008. For the full year 2008, communications cost of revenue was $1.74 billion, compared to $1.77 billion for the full year 2007.

Communications gross margin was 60.0 percent for the fourth quarter 2008, compared to 59.0 percent in the fourth quarter 2007.

Communications gross margin was 58.8 percent for the full year 2008, compared to 57.9 percent for the full year 2007.

Selling, General and Administrative Expenses (SG&A)

Communications SG&A expenses were $301 million for the fourth quarter 2008. Excluding the $64 million in net benefit from the $86 million ARO adjustment, the $14 million in litigation expenses and the $8 million in lease impairments, Communications

SG&A would have been $365 million, compared to $439 million for the fourth quarter 2007 and $388 million for the third quarter 2008. Communications SG&A expenses include $17 million, $50 million, and $18 million of non-cash compensation expense for the fourth quarter 2008, the fourth quarter 2007 and the third quarter 2008, respectively.

Excluding non-cash compensation expense and the net benefit of $64 million as described above, Communications SG&A was $348 million in the fourth quarter 2008, an 11 percent reduction compared to $389 million in the fourth quarter 2007 and a 6 percent reduction compared to $370 million in the third quarter 2008.

Communications SG&A expenses, excluding non-cash compensation and the net $64 million benefit from the ARO adjustment, the litigation expense and the lease impairments in the fourth quarter 2008, were $1.49 billion for 2008, a 7 percent reduction versus $1.60 billion for 2007.

Adjusted EBITDA

Communications Adjusted EBITDA increased to $324 million for the fourth quarter 2008, or $272 million excluding the net $52 million benefit from the Fourth Quarter 2008 Adjustments. This compares to $246 million for the fourth quarter 2007.

Communications Adjusted EBITDA margin, excluding the Fourth Quarter 2008 Adjustments, improved to 26.3 percent for the fourth quarter 2008, versus 22.7 percent for the fourth quarter 2007.

Communications Adjusted EBITDA excludes non-cash compensation expense and includes severance and restructuring charges. Severance and restructuring charges were $12 million for the fourth quarter 2008, $5 million for the fourth quarter 2007 and $2 million for the third quarter 2008.

Communications Adjusted EBITDA, excluding Fourth Quarter 2008 Adjustments, was $987 million for the full year 2008, an increase of 20 percent compared to $823 million for the full year 2007.

Consolidated Cash Flow and Liquidity

During the fourth quarter 2008, Unlevered Cash Flow was $251 million, versus $146 million for the fourth quarter 2007.

Consolidated Free Cash Flow was $124 million for the fourth quarter 2008, compared to $41 million for the fourth quarter 2007.

For the full year 2008, Unlevered Cash Flow was $480 million compared to $89 million in 2007. Consolidated Free Cash Flow was negative $36 million in 2008 compared to negative $402 million in 2007. Capital expenditures were $449 million for the full year 2008 compared to $633 million in 2007.

As of Dec. 31, 2008, the company had cash and cash equivalents of approximately $768 million.

Balance Sheet Improvements

During the fourth quarter 2008, the company completed tender offers for its 2.875% Convertible Senior Notes due 2010, 6% Convertible Subordinated Notes due 2010, and 6% Convertible Subordinated Notes due 2009. In conjunction with the tender offers, the company completed its offering of $400 million of 15% Convertible Senior Notes due 2013.

In 2008, through the combination of these tender offers, cash repurchases and debt for equity exchanges, the company reduced its outstanding debt due 2009 through 2012 by $639 million and its total debt due by $239 million.

“We are pleased with the progress we made on improving the balance sheet during the fourth quarter,” said Sunit Patel, CFO of Level 3. “We were able to reduce our near term maturities and increase our cash balance. As a result, we now expect to be able to pay all of our remaining 2009 and 2010 debt with cash on hand.”

2009 Business Outlook

“In the near-term, our reported revenues are being negatively affected due to several factors: the general economic environment driving churn in our enterprise business as well as usage declines; known disconnects from some key wholesale customers; typical seasonality in our Vyvx broadcast business; and recent weakness in pound sterling rates that affect our reported European revenues,” said Patel.

“While we expect near-term pressure on revenues, we are confident in our ability to deliver growth in Consolidated Adjusted EBITDA in 2009 from the $988 million reported in 2008 and continued improvement in Free Cash Flow generation. We expect to be Free Cash Flow positive for the full year 2009.

“Our capital expenditures in 2009 will be significantly lower than 2008 and in line with revenue growth which has been slowing over the second half of 2008.”

Effective Jan. 1, 2009, the company will adopt FASB Position APB 14-1, which mandates a change in accounting for certain convertible debt instruments. As a result of this change, the company expects GAAP interest expense to be $550 to $575 million in 2009 compared to $534 million in 2008. In 2009, the company expects net cash interest expense to be approximately $510 million.

Summary

“The actions we took during 2008 have improved our financial outlook and we are confident about the strength of our financial position in these difficult times” said Crowe. “Given the uncertain economic outlook, we remain focused on assuring our cost structure is appropriate for a wide range of potential revenue growth rates; on improving credit quality; and on ensuring we are positioned to take advantage of the opportunities that will emerge as the longer term positive fundamentals of our business displace short-term challenges.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s fourth quarter results at 10 a.m. EST today. To join the call, please dial 800-289-0528 or 913-312-1266 passcode 6423771. A live broadcast of the call can also be heard on Level 3’s Web site at www.level3.com.

An audio replay of the call will be available until 11:59 p.m. EST on Friday, Feb. 20, 2009, by dialing 888-203-1112 or 719-457-0820, access code 6423771. The archived webcast of the fourth quarter conference call together with the press release, financial statements and non-GAAP reconciliations may also be accessed at http://www.level3.com/investor_relations/index.html. For additional information please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.Level3.com.

Level 3 Communications, Level 3, the red 3D brackets and the Level 3 Communications logo are registered service marks of Level 3 Communications, LLC and/or its affiliates in the United States and/or other countries. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc. Any other service, product or company names recited herein are trademarks or service marks of their respective owners.

Forward-Looking Statement

Some of the statements made in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to the company’s ability to: successfully integrate acquisitions; increase the volume of traffic on the network; defend intellectual property and proprietary rights; develop new products and services that meet customer demands and generate acceptable margins; successfully complete commercial testing of new technology and information systems to support new products and services; attract and retain qualified management and other personnel; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

###

Contact Information

Media:	Skip Thurman	Investors:	Valerie Finberg
	720-888-2292		720-888-2518

Non-GAAP Metrics

Pursuant to Regulation G, the Company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

Normalized Consolidated Revenue is defined as total revenue from the Condensed Consolidated Statements of Operations and less Vyvx advertising distribution business revenue.

Normalized Communications Revenue is defined as communications revenue from the Condensed Consolidated Statements of Operations less Vyvx advertising distribution business revenue.

Normalized Core Communications Services Revenue includes core network services revenue and wholesale voice services less Vyvx advertising distribution business revenue.

Normalized Core Network Services Revenue includes revenue from transport and infrastructure, IP and data services, local and enterprise voice services and Level 3 Vyvx broadcast services less Vyvx advertising distribution business revenue.

Core Communications Services Constant Currency Revenue includes core communications services revenue less the revenue effect from changes in foreign currency exchange rates from the third quarter of 2008 to the fourth quarter of 2008.

	Q4 2007
		Vyvx Advertising
Revenue Metrics		Distribution
($ in millions)	As Reported	Business	Normalized

Core Network Services Revenue:
Wholesale Markets Group	$378	$—	$378
Business Markets Group	235	—	235
Content Markets Group	104	(11)	93
European Markets Group	66	—	66
Total Core Network Services Revenue	783	(11)	772

Wholesale Voice Services Revenue:
Wholesale Markets Group	158	—	158
Business Markets Group	4	—	4
Content Markets Group	1	—	1
European Markets Group	9	—	9
Total Wholesale Voice Services Revenue	172	—	172

Core Communications Services Revenue:
Wholesale Markets Group	536	—	536
Business Markets Group	239	—	239
Content Markets Group	105	(11)	94
European Markets Group	75	—	75
Total Core Communications Services Revenue	955	(11)	944

Other Communications Revenue	129	—	129
Total Communications Revenue	1,084	(11)	1,073

Other Revenue	16	—	16
Total Consolidated Revenue	$1,100	$(11)	$1,089

	Year Ended December 31, 2008
		Vyvx Advertising
Revenue Metrics		Distribution
($ in millions)	As Reported	Business	Normalized

Core Network Services Revenue:
Wholesale Markets Group	$1,528	$—	$1,528
Business Markets Group	936	—	936
Content Markets Group	394	(15)	379
European Markets Group	289	—	289
Total Core Network Services Revenue	3,147	(15)	3,132

Wholesale Voice Services Revenue:
Wholesale Markets Group	649	—	649
Business Markets Group	23	—	23
Content Markets Group	4	—	4
European Markets Group	37	—	37
Total Wholesale Voice Services Revenue	713	—	713

Core Communications Services Revenue:
Wholesale Markets Group	2,177	—	2,177
Business Markets Group	959	—	959
Content Markets Group	398	(15)	383
European Markets Group	326	—	326
Total Core Communications Services Revenue	3,860	(15)	3,845

Other Communications Revenue	366	—	366
Total Communications Revenue	4,226	(15)	4,211

Other Revenue	75	—	75
Total Consolidated Revenue	$4,301	$(15)	$4,286

	Year Ended December 31, 2007
		Vyvx Advertising
Revenue Metrics		Distribution
($ in millions)	As Reported	Business	Normalized

Core Network Services Revenue:
Wholesale Markets Group	$1,464	$—	$1,464
Business Markets Group	926	—	926
Content Markets Group	376	(36)	340
European Markets Group	228	—	228
Total Core Network Services Revenue	2,994	(36)	2,958

Wholesale Voice Services Revenue:
Wholesale Markets Group	581	—	581
Business Markets Group	15	—	15
Content Markets Group	4	—	4
European Markets Group	28	—	28
Total Wholesale Voice Services Revenue	628	—	628

Core Communications Services Revenue:
Wholesale Markets Group	2,045	—	2,045
Business Markets Group	941	—	941
Content Markets Group	380	(36)	344
European Markets Group	256	—	256
Total Core Communications Services Revenue	3,622	(36)	3,586

Other Communications Revenue	577	—	577
Total Communications Revenue	4,199	(36)	4,163

Other Revenue	70	—	70
Total Consolidated Revenue	$4,269	$(36)	$4,233

			Normalized
Core Communications Services Revenue	Q4	Full Year	Full Year
($ in millions)	2008	2008	2008

Core Communications Services Revenue	$966	$3,860	$3,845
Constant Currency Revenue Adjustment	14	14	14
Core Communications Services Constant Currency Revenue	$980	$3,874	$3,859

Gross Margin ($) is defined as Revenue less Cost of Revenue from the Condensed Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the Company after it pays third party network services costs; in essence, a measure of the efficiency of the Company’s network.

Adjusted EBITDA is defined as net income (loss) from the Condensed Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Normalized Adjusted EBITDA is defined as Adjusted EBITDA less a net benefit of $52 million from four adjustments taken in fourth quarter 2008 (“Fourth Quarter 2008 Adjustments”), which are comprised of an $86 million benefit related to asset retirement obligation (“ARO”) adjustments, partially offset by $14 million in patent-related litigation expenses, $12 million in severance charges and $8 million in real estate lease impairment charges.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

Normalized Adjusted EBITDA Margin is defined as Normalized Adjusted EBITDA divided by revenue.

Adjusted EBITDA Metrics	Q4 2008
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$40	$4	$44
Income Tax Expense (Benefit)	1	1	2
Total Other (Income) Expense	39	(3)	36
Depreciation and Amortization	227	(3)	224
Non-cash Stock Compensation	17	—	17
Adjusted EBITDA	$324	$(1)	$323
ARO Adjustment	(86)	—	(86)
Patent-related Litigation Expense	14	—	14
Real Estate Lease Impairment	8	—	8
Restructuring Expense	12	—	12
Adjusted EBITDA on a Normalized Basis	$272	$(1)	$271

Revenue	$1,034	$15	$1,049

Adjusted EBITDA %	31.3%	-6.7%	30.8%
Adjusted EBITDA on a Normalized Basis %	26.3%	-6.7%	25.8%

Adjusted EBITDA Metrics	Q4 2007
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(89)	$(2)	$(91)
Income Tax Expense (Benefit)	(20)	—	(20)
Total Other (Income) Expense	82	—	82
Depreciation and Amortization	223	2	225
Non-cash Stock Compensation	50	—	50
Adjusted EBITDA	$246	$—	$246

Revenue	$1,084	$16	$1,100

Adjusted EBITDA %	22.7%	0.0%	22.4%

Adjusted EBITDA Metrics	Q3 2008
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(118)	$(2)	$(120)
Income Tax Expense (Benefit)	—	—	—
Total Other (Income) Expense	126	(2)	124
Depreciation and Amortization	231	2	233
Non-cash Stock Compensation	18	—	18
Adjusted EBITDA	$257	$(2)	$255

Revenue	$1,054	$16	$1,070

Adjusted EBITDA %	24.4%	-12.5%	23.8%

Adjusted EBITDA Metrics	Year Ended December 31, 2008
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(294)	$4	$(290)
Income Tax Expense (Benefit)	4	2	6
Total Other (Income) Expense	322	(7)	315
Depreciation and Amortization	929	2	931
Non-cash Stock Compensation	78	—	78
Adjusted EBITDA	$1,039	$1	$1,040
ARO Adjustment	(86)	—	(86)
Patent-related Litigation Expense	14	—	14
Real Estate Lease Impairment	8	—	8
Restructuring Expense	12	—	12
Adjusted EBITDA on a Normalized Basis	$987	$1	$988

Revenue	$4,226	$75	$4,301

Adjusted EBITDA %	24.6%	1.3%	24.2%
Adjusted EBITDA on a Normalized Basis %	23.4%	1.3%	23.0%

Adjusted EBITDA Metrics	Year Ended December 31, 2007
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(1,113)	$(1)	$(1,114)
Income Tax Expense (Benefit)	(17)	(5)	(22)
Total Other (Income) Expense	895	—	895
Depreciation and Amortization	935	7	942
Non-cash Impairment	1	—	1
Non-cash Stock Compensation	122	—	122
Adjusted EBITDA	$823	$1	$824

Revenue on a Normalized Basis	$4,199	$70	$4,269

Adjusted EBITDA %	19.6%	1.4%	19.3%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the Company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the Company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the Company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items.  Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the Company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of capital investments which management believes should be evaluated through consolidated free cash flow.  Adjusted EBITDA excludes the gain on sale of business groups, gain on extinguishment of debt and other, net because these items are not related to the primary operations of the Company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the Company’s calculations.  Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain on sale of business groups, gain on extinguishment of debt and net other income (expense).  Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

In addition to the factors described above, management believes that all non-GAAP metrics presented on a Normalized basis are useful profitability and/or operating performance metrics for management and investors to exclude the effect of non-recurring items.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the

Condensed Consolidated Statements of Cash Flows or the Condensed Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the Company and, measured over time, provides management and investors with a sense of the growth pattern of the business.

There are material limitations to using Unlevered Cash Flow to measure the Company against some of its competitors as it excludes certain material items such as cash used for acquisitions, proceeds from the sale of a business groups, payments on and repurchases of long-term debt, capital expenditures, interest income and cash interest expense. Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Condensed Consolidated Statements of Cash Flows.

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Condensed Consolidated Statements of Cash Flows. Management believes that Consolidated Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the Company’s ability to generate cash to service its debt. Consolidated Free Cash Flow excludes cash used for acquisitions and principal repayments.

There are material limitations to using Consolidated Free Cash Flow to measure the Company against some of its competitors as Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. This financial measure should not be used as a substitute for net change in cash and cash equivalents on the Condensed Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended December 31, 2008	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$231	$231
Capital Expenditirues	$(107)	$(107)
Cash Interest Paid	$129	N/A
Interest Income	$(2)	N/A
Total	$251	$124

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended September 30, 2008	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$119	$119
Capital Expenditures	$(123)	$(123)
Cash Interest Paid	$132	N/A
Interest Income	$(4)	N/A
Total	$124	$(4)

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended December 31, 2007	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$194	$194
Capital Expenditures	$(153)	$(153)
Cash Interest Paid	$114	N/A
Interest Income	$(9)	N/A
Total	$146	$41

Unlevered Cash Flow and Consolidated Free Cash Flow
Year Ended December 31, 2008	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$413	$413
Capital Expenditures	$(449)	$(449)
Cash Interest Paid	$531	N/A
Interest Income	$(15)	N/A
Total	$480	$(36)

Unlevered Cash Flow and Consolidated Free Cash Flow
Year Ended December 31, 2007	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$231	$231
Capital Expenditures	$(633)	$(633)
Cash Interest Paid	$545	N/A
Interest Income	$(54)	N/A
Total	$89	$(402)

Attachment # 1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in millions, except per share data)	2008	2008	2007	2008	2007

Revenue:
Communications	$1,034	$1,054	$1,084	$4,226	$4,199
Other	15	16	16	75	70
Total Revenue	1,049	1,070	1,100	4,301	4,269

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue
Communications	414	425	444	1,740	1,769
Other	16	19	15	69	64
Total Cost of Revenue	430	444	459	1,809	1,833

Depreciation and Amortization	224	233	225	931	942
Selling, General and Administrative, including non-cash compensation of $17, $18, $50, $78 and $122, respectively	301	387	440	1,505	1,723
Restructuring and Impairment Charges, including non-cash impairment charge of $-, $-, $-, $- and $1, respectively	12	2	5	25	12
Total Costs and Expenses	967	1,066	1,129	4,270	4,510

Operating Income (Loss)	82	4	(29)	31	(241)

Other Income (Expense):
Interest Income	2	4	9	15	54
Interest Expense	(134)	(133)	(136)	(534)	(577)
Gain on Sale of Business Groups	3	—	—	99	—
Gain (Loss) on Extinguishment of Debt	78	3	—	81	(427)
Other, net	15	2	45	24	55
Total Other Income (Expense)	(36)	(124)	(82)	(315)	(895)

Income (Loss) Before Income Taxes	46	(120)	(111)	(284)	(1,136)

Income Tax (Expense) Benefit	(2)	—	20	(6)	22

Net Income (Loss)	$44	$(120)	$(91)	$(290)	$(1,114)

Earnings (Loss) per Share
Basic	$0.03	$(0.08)	$(0.06)	$(0.19)	$(0.73)
Diluted	$(0.03)	$(0.08)	$(0.06)	$(0.19)	$(0.73)

Shares Used to Compute Earnings (Loss) per Share (in thousands):
Basic	1,606,229	1,558,719	1,536,736	1,564,996	1,517,616
Diluted	1,628,517	1,558,719	1,536,736	1,564,996	1,517,616

© 2008 by Level 3 Communications, Inc. All rights reserved.

Attachment # 2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
(dollars in millions)	2008	2008	2007

Assets

Current Assets:
Cash and cash equivalents	$768	$582	$714
Marketable securities	—	5	9
Restricted securities	3	3	10
Accounts receivable, less allowances of $16, $18 and $20, respectively	390	430	404
Other	83	114	88
Total Current Assets	1,244	1,134	1,225

Property, Plant and Equipment, net	6,159	6,354	6,669

Restricted Securities	127	124	117

Goodwill and Other Intangibles, net	1,991	2,002	2,101

Other Assets, net	117	119	142
Total Assets	$9,638	$9,733	$10,254

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$365	$316	$396
Current portion of long-term debt	186	328	32
Accrued payroll and employee benefits	105	89	97
Accrued interest	117	115	128
Current portion of deferred revenue	168	173	175
Other	111	121	144
Total Current Liabilities	1,052	1,142	972

Long-Term Debt, less current portion	6,394	6,435	6,832

Deferred Revenue, less current portion	719	737	763

Other Liabilities	597	616	617

Stockholders’ Equity	876	803	1,070
Total Liabilities and Stockholders’ Equity	$9,638	$9,733	$10,254

© 2008 by Level 3 Communications, Inc. All rights reserved.

Attachment # 3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
(dollars in millions)	2008	2008	2007

Cash Flows from Operating Activities:
Net income (loss)	$44	$(120)	$(91)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	224	233	225
Gain on sale of business group	(3)	—	—
Gain on sale of property, plant and equipment and other assets	(2)	—	(38)
Gain on extinguishment of debt	(78)	(3)	—
Asset retirement obligation adjustment	(86)	—	—
Non-cash compensation expense attributable to stock awards	17	18	50
Amortization of debt issuance costs	4	4	4
Accrued interest on long-term debt	1	(3)	17
Accreted interest on discount debt	—	—	1
Deferred income taxes	—	—	(23)
Changes in working capital items:
Receivables	34	(7)	43
Other current assets	28	6	19
Payables	53	(2)	9
Deferred revenue	(10)	(14)	(7)
Other current liabilities	8	3	(22)
Other, net	(3)	4	7
Net Cash Provided by Operating Activities	231	119	194

Cash Flows from Investing Activities:
Capital expenditures	(107)	(123)	(153)
Increase in restricted securities, net	(3)	(4)	(3)
Proceeds from sale of business groups, net	3	(2)	—
Proceeds from sale and maturity of marketable securities	4	—	45
Proceeds from sale of property, plant and equipment and other assets	—	1	1
Proceeds from sale of discontinued operations	—	—	(2)
Acquisitions, net of cash acquired and investments	—	2	(8)
Net Cash Used in Investing Activities	(103)	(126)	(120)

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	400	—	—
Payments on and repurchases of long-term debt	(338)	(70)	(2)
Other	—	2	—
Net Cash Provided by (Used in) Financing Activities	62	(68)	(2)

Effect of Exchange Rates on Cash and Cash Equivalents	(4)	(4)	—

Net Change in Cash and Cash Equivalents	186	(79)	72

Cash and Cash Equivalents at Beginning of Period	582	661	642

Cash and Cash Equivalents at End of Period	$768	$582	$714

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$129	$132	$114

Total Cash and Marketable Securities	$768	$587	$723

© 2008 by Level 3 Communications, Inc. All rights reserved.